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                                                                      EXHIBIT 23



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



    As independent public accountants, we hereby consent to the incorporation by reference of our report dated November 30, 1999 (except with respect to the matter discussed in Note 15, as to which the date is December 15, 1999) and to all references to our firm, included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-3 (File Nos. 333-53353, 333-20371, 333-01217, and 333-50423).



                                          Arthur Andersen LLP



Baltimore, Maryland
December 23, 1999